Exhibit 4.1

EXECUTION VERSION

VAIL RESORTS, INC.
as Issuer,
the Guarantors named herein
and
U.S. Bank Trust Company, National Association
as Trustee
______________________________________
INDENTURE
Dated as of May 8, 2024
______________________________________
6.500% Senior Notes due 2032

TABLE OF CONTENTS
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EXHIBITS
Exhibit H.    Form of Supplemental Indenture to be Delivered by Subsequent

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INDENTURE, dated as of May 8, 2024 among Vail Resorts, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.    Definitions.
“Additional Assets” means:
(1)    any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Subsidiary;
(2)    the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Subsidiary; or
(3)    Capital Stock constituting a non-controlling interest in any Person that at such time is a Subsidiary.
“Additional Notes” has the meaning set forth in Section 2.01.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent, Depository Custodian, or agent for service or notices and demands.
“Agent Members” has the meaning set forth in Section 2.16(a).
“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.
“Applicable Treasury Rate” means, as of any Make-Whole Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the

Make-Whole Redemption Date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or available, any publicly available source of similar market data selected by the Issuer) most nearly equal to the period from the Make-Whole Redemption Date to May 15, 2027; provided, however, that if the period from the Make-Whole Redemption Date to May 15, 2027 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Make-Whole Redemption Date to May 15, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.
“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
(1)    any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Subsidiary);
(2)    all or substantially all the assets of any division or line of business of the Issuer or any Subsidiary; or
(3)    any other assets or property of the Issuer or any Subsidiary outside of the ordinary course of business of the Issuer or such Subsidiary.
Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:
(1)    a disposition by a Subsidiary to the Issuer or by the Issuer or a Subsidiary to a Subsidiary;
(2)    for purposes of Section 4.09 only, a disposition of all or substantially all the assets of the Issuer in compliance with Section 5.01 or a disposition that constitutes a Change of Control pursuant to this Indenture;
(3)    a sale, contribution, conveyance or other transfer of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” by or to a Receivables Entity in a Qualified Receivables Transaction;

(4)    the license, sublicense or cross-license of intellectual property or other intangibles;
(5)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(6)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7)    the granting of Security Interests not prohibited by Section 4.11;
(8)    the disposition by the Issuer or any of its Subsidiaries in the ordinary course of business of (i) cash and cash equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of the Issuer or its Subsidiaries;
(9)    dividends and distributions with respect to the Equity Interests of the Issuer or its Subsidiaries;
(10)    any exchange of assets for assets (including a combination of assets) (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness) of comparable or greater market value or usefulness to the business of the Issuer and its Subsidiaries, taken as a whole; provided that the Issuer may apply any cash or cash equivalents received in any such exchange of assets as described in the last paragraph of Section 4.09(a);
(11)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(12)    the issuance by the Issuer or a Subsidiary of preferred stock or any convertible securities;
(13)    any sale of assets received by the Issuer or any Subsidiary upon foreclosure on a Security Interest;
(14)    the unwinding of any Hedging Obligations (including sales under forward contracts);
(15)    any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(16)    the lease or sublease of office space;
(17)    the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;
(18)    dispositions of property pursuant to casualty events;
(19)    a single transaction or series of related transactions that involve the disposition of assets with a fair market value (as determined in good faith by the Issuer) of less than $25.0 million;
(20)    any sale or disposition of Equity Interests in, or Indebtedness or other securities of, a Subsidiary that is not a Guarantor;
(21)    any disposition by a Subsidiary that is not a Guarantor;
(22)    any disposition of assets other than Critical Assets; and
(23)    dispositions of Critical Assets with a fair market value in the aggregate from and after the Issue Date not to exceed 10% of Consolidated Total Assets.
“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors.
“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person or any committee thereof.
“Business Day” has the meaning set forth in Section 10.07.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).
“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP. For the avoidance of doubt, “Capitalized Lease Obligations” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease on such date any determination thereof is to be made.
“Change of Control” means the occurrence of any of the following:
(1)    any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any Transfer to the Issuer or one or more Subsidiaries;
(2)    the adoption of a plan for the liquidation or dissolution of the Issuer (other than in a transaction that complies with Section 5.01); or
(3)    the Issuer or any Subsidiary becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that a “person” (as defined above) or “group” (as defined above) has become, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of the Issuer, other than as a result of (i) any transaction where the voting power of the Voting Stock of the Issuer immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Stock of such beneficial owner or (ii) any merger or consolidation of the Issuer with or into any “person” (as defined above) (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no person (as defined above) is the beneficial owner (as defined above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Permitted Person.
“Change of Control Offer” has the meaning set forth in Section 4.08(a).
“Change of Control Payment” has the meaning set forth in Section 4.08(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.08(b).
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Commission” means the United States Securities and Exchange Commission.
“Consolidated Adjusted EBITDA” means, with respect to any Person for any period:
(1)    the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:
(a)    Consolidated Net Income;
(b)    Consolidated Interest Expense;
(c)    Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses);
(d)     Consolidated Depreciation and Amortization Expense;
(e)    Consolidated Non-cash Charges;
(f)    the amount of “run rate” net cost savings, operating expense reductions and synergies projected by the Issuer in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken within twenty-four (24) months following such period in connection with any acquisition, divestiture or disposition, restructuring or the implementation of an initiative, as applicable, consummated during such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which EBITDA is being determined and if such cost savings and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); provided, further, that the aggregate amount of cost savings, operating expense reductions and synergies added pursuant to this clause (f) shall not exceed 25% of EBITDA for such period determined prior to giving effect to any adjustments pursuant to this clause (f);
(g)    proceeds of business interruption insurance (or under policies of insurance which cover losses or claims of the same character or type);

(h)    any financing fees, financial and other advisory fees, accounting and consulting fees and legal fees and related costs and expenses incurred during such period in connection with acquisitions, investments, financings and Asset Dispositions permitted hereunder;
(i)    non-cash compensation expenses incurred in respect of stock option plans,
(j)    non-cash losses from foreign exchange conversions and mark-to-market adjustments to foreign exchange hedge agreements (or other derivatives),
(k)    extraordinary, unusual, or non-recurring charges, costs, and expenses, including, without limitation, such charges, costs, and expenses for (i) financing fees, financial, and other advisory fees, accounting fees, legal fees (and similar advisory and consulting fees), and related costs and expenses incurred in connection with permitted acquisitions and permitted asset sales (whether or not consummated), (ii) restructurings, integrations or reorganizations, (iii) the settlement of litigation or other claims, (iv) the severance of employees; and
(l) non-recurring losses included in the calculation of Consolidated Net Income; less
(2)    (a)     non-cash items increasing Consolidated Net Income for such period, other than (i) the accrual of revenue consistent with past practice, and (ii) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges; and
(b)    non-recurring gains included in the calculation of Consolidated Net Income.
In calculating Consolidated Adjusted EBITDA for any period, if any acquisition, divestiture or disposition, restructuring or the implementation of an initiative shall have occurred since the first day of any twelve month period for which Consolidated Adjusted EBITDA is being calculated, such calculation shall give pro forma effect to any such acquisition, divestiture or disposition, restructuring or the implementation of an initiative including, for the avoidance of doubt, any indebtedness incurred in connection therewith.
“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including amortization of deferred financing fees, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise in accordance with GAAP.
“Consolidated Income Tax Expense” means, with respect to any Person for any period the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person, for any period, the interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate-related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write-offs associated with the amendment and restatement or repayment of indebtedness).
“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss), after taxes, of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:
(1)    all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto) for such period;
(2)    the portion of net income of such Person and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or any of its Subsidiaries;
(3)    any non-cash impairment, valuation allowance, write-up, write-down or write-off in the book value of any assets for such period; and
(4)    any non-cash gains or losses in respect of any sales of capital stock or asset sales outside the ordinary course of business (including in a Sale and Leaseback Transaction) by such Person or any of its Subsidiaries for such period.
“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate non-cash expenses of the Person and its Subsidiaries (including without limitation any minority interest) reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Assets” means, at any time, the total assets of the Issuer and its Subsidiaries determined on a consolidated basis at such time in accordance with GAAP.
“Corporate Trust Office” means the designated office of the Trustee at which any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services, with a copy to 950 17th Street, DN-CO-5GCT, Denver, CO 80202, Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Covenant Defeasance” has the meaning set forth in Section 9.03.

“Covenant Suspension Event” has the meaning set forth in Section 4.15(a).
“Credit Facilities” means one or more debt facilities (including, without limitation, the Vail Holdings Credit Agreement) commercial paper facilities or debt securities or other forms of debt financing, in each case with banks, institutional investors or other lenders or credit providers or a trustee providing for revolving credit loans, term loans, project loans, receivables financing (including through the sale of receivables to such lender or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuance of debt securities, together with all related notes, letters of credit, collateral documents, guarantees and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, restated, modified, refinanced, renewed, extended, supplemented, restructured, refunded or replaced in whole or in part (including by sales of debt securities) from time to time including by or pursuant to any agreement(s) or instrument(s) (including an indenture) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Subsidiaries of Issuer as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or instrument(s), any successor or replacement bank credit agreement(s) and whether by the same or any other agent, trustee, lender group of lenders, purchasers, debt holders, creditor or group of creditors, in each case, whether any such amendment, restatement, modification, refinancing, renewal, extension, supplement, restructuring, refunding or replacement occurs simultaneously or not with the termination or repayment of a prior Credit Facility.
“Critical Assets” means all improvements, assets, and rights, remedies, powers, privileges and benefits essential to ski resort operations owned or acquired by the Issuer or any Guarantor.
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Depository” means, with respect to the Global Notes, The Depository Trust Company or another Person designated as depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.
“Depository Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or any of its Subsidiaries in connection with an Asset Disposition that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.
“Domestic Subsidiary” means any Subsidiary of the Issuer other than a Foreign Subsidiary.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.
“Equity Offering” means a public or private sale for cash of common stock of the Issuer, other than (i) public offerings with respect to common stock of the Issuer or any of its direct or indirect parent entities registered on Form S-4 or Form S-8 or (ii) any sale to any Subsidiary of the Issuer
“Event of Default” has the meaning set forth in Section 6.01.
“Excess Proceeds” has the meaning set forth in Section 4.09(c).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on July 31.
“Foreign Subsidiary” means any Subsidiary of the Issuer that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date; provided, for the avoidance of doubt, that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on the Issue Date shall not be reclassified as Capitalized Leases and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by the independent auditors of the Issuer. At any time after the Issue Date, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Indenture); provided, further, that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiaries.

“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.
“Global Notes” has the meaning set forth in Section 2.16(a).
“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.
“Guarantor” means:
(1)each Subsidiary that executes and delivers a Note Guarantee pursuant to Section 4.14; and
(2)    each Subsidiary that otherwise executes and delivers a Note Guarantee, in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.
“Holder” or “Noteholder” means any registered holder, from time to time, of any Notes.
“Indebtedness” of any Person at any date means, without duplication:
(a)    all liabilities, contingent or otherwise, of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c)    all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(d)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and except obligations to pay a contingent purchase price as long as such obligation remains contingent;
(e)    all Capitalized Lease Obligations of such Person;

(f)    all Indebtedness of others secured by a Security Interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(g)    all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or the Subsidiaries that is guaranteed by the Issuer or a Subsidiary shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and the Subsidiaries on a consolidated basis; and
(h)    all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
“Indenture” means this Indenture as amended, restated or supplemented from time to time.
“Initial Purchasers” means BofA Securities, Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, Truist Securities, Inc., BMO Capital Markets Corp., PNC Capital Markets LLC and BOK Financial Securities, Inc.
“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and a rating equal to or higher than BBB- (or the equivalent) by S&P, in each case with stable outlook, or an equivalent rating by any other Rating Agency.
“Issue Date” means May 8, 2024, the date on which Notes were first issued under this Indenture.
“Issuer” has the meaning set forth in the preamble hereto
“LCT Election” has the meaning set forth in Section 1.04.
“LCT Test Date” has the meaning set forth in Section 1.04.
“Legal Defeasance” has the meaning set forth in Section 9.02.
“Legal Holiday” has the meaning set forth in Section 10.07.
“Limited Condition Transaction” means (a) any investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing; and (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Make-Whole Premium” means, with respect to a Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (x) the present value of the sum of the principal amount and premium that would be payable on such Note on May 15, 2027 and all remaining interest payments to and including May 15, 2027 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from May 15, 2027 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate plus 50 basis points, over (y) the outstanding principal amount of such Note.
“Make-Whole Redemption Date” with respect to a redemption at the Make-Whole Premium, means the date such redemption is effectuated.
“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:
(1)    all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;
(2)    all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
(3)    all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and
(4)    appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Subsidiary after such Asset Disposition.
“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, pursuant to the provisions of this Indenture.
“Notes” means the 6.500% Senior Notes due 2032 issued by the Issuer pursuant to this Indenture. The Notes issued on the Issue Date and any Additional Notes of the same series issued under this Indenture shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Notes issued on the Issue Date and any Additional Notes.
“Offer” has the meaning set forth in Section 4.09(c).
“Offering Memorandum” means the Offering Memorandum of the Issuer, dated April 24, 2024, relating to the offering of the Notes on the Issue Date.
“Officer” means, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Controller or the Secretary of the Issuer.
“Officer’s Certificate” means a certificate from any Officer or any authorized person designated by the Board of Directors of the Issuer with such authorization certified to the Trustee by the corporate secretary of the Issuer, whether or not required to be provided or delivered herein by the Issuer to the Trustee.
“Opinion of Counsel” means a written opinion, in form and substance satisfactory to the Trustee, from legal counsel. The counsel may be an employee of or counsel to the Issuer. Each such opinion shall include the statements provided for in Section 10.05, if and to the extent required by the provisions thereof.
“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.
“Paying Agent” has the meaning set forth in Section 2.04.
“Payment Default” has the meaning set forth in Section 6.01(6).
“Permitted Security Interests” has the meaning set forth in Section 4.11.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity or group thereof.
“Physical Notes” means certificated Notes in registered form that are not Global Notes.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
“Principal Facility” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of this Indenture or thereafter, by the Issuer or a Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of 1.0% of Consolidated Total Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of the Issuer (evidenced by a board resolution), is not of material importance to the business conducted by the Issuer and its Subsidiaries taken as a whole.
“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.
“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to:
(1)    a Receivables Entity (in the case of a transfer by the Issuer or any of its Subsidiaries), or
(2)    any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms in all material respects at the time of such transaction (as determined in good faith by the Issuer).
“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both cease to rate the Notes for reasons outside of the control of the Issuer, a nationally recognized statistical rating organization or organizations, as the case may be, within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
“Ratings Decline Period” means the period that (1) begins on the earlier of (a) a Change of Control or (b) the first public notice of the intention by the Issuer to affect a Change of Control and (2) ends 60 days following the consummation of such Change of Control; provided that such period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies.
“Ratings Event” means (a) a downgrade by one or more gradations (including gradations within ratings categories as well as between categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by either of the Rating Agencies if the applicable Rating Agencies shall have put forth a statement to the effect that such downgrade is attributable in whole or in part to the applicable Change of Control and (b) the Notes do not have an Investment Grade Rating from either of the Rating Agencies.
“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Issuer, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):
(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:
(A)    is Guaranteed by the Issuer or any Subsidiary of the Issuer (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(B)    is recourse to or obligates the Issuer or any Subsidiary of the Issuer in any way (other than pursuant to Standard Securitization Undertakings), or
(C)    subjects any property or asset of the Issuer or any Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);
(2)    the entity is not an Affiliate of the Issuer or is an entity with which neither the Issuer nor any Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms that the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and
(3)    is an entity to which neither the Issuer nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by providing the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes, means the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.
“Registrar” has the meaning set forth in Section 2.04.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” has the meaning set forth in Section 2.16(a).
“Regulation S Legend” means the legend substantially in the form set forth in Exhibit D.
“Regulation S Notes” has the meaning set forth in Section 2.02.
“Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee including any director, vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, in each case having direct responsibility for the administration of this Indenture, and any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Global Note” means a Global Note that is a Restricted Note.
“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request (at the expense of the Issuer) and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.
“Restricted Period” has the meaning set forth in Section 2.17(b)(i).
“Restricted Physical Note” means a Physical Note that is a Restricted Note.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” has the meaning set forth in Section 2.16(a).
“Rule 144A Notes” has the meaning set forth in Section 2.02.
“S&P” means S&P Global Ratings (a division of S&P Global Inc.) or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any sale or transfer made by the Issuer or one or more Subsidiaries (except a sale or transfer made to the Issuer or one or more Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Issuer or any Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Issuer or any Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Issuer or a Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Issuer or such Subsidiary will be discontinued on or before the expiration of such period). The creation of any Secured Debt permitted under Section 4.11 shall not be deemed to create or be considered a Sale and Leaseback Transaction.
“Secured Debt” means outstanding Indebtedness of the Issuer or a Guarantor which is secured by (a) a Security Interest in any property or assets of the Issuer or any Guarantor, or (b) a Security Interest in any shares of stock owned directly or indirectly by the Issuer in a Guarantor. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by the Issuer and the Guarantors.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary that, taken as a whole, are customary in an accounts receivable transaction (as determined in good faith by the Issuer).
“Subsidiary” means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries.
“Suspended Covenants” has the meaning set forth in Section 4.15(a).
“Tax” means any tax, duty, levy, impost, assessment, withholding or other similar charge imposed by any governmental authority (including penalties, additions to tax, interest and any other liabilities related thereto).

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.
“Unrestricted Global Note” means a Global Note that is not a Restricted Note.
“Unrestricted Notes” means Notes that are not Restricted Notes.
“Unrestricted Physical Note” means a Physical Note that is not a Restricted Note.
“U.S. Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed as to full and timely payment by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.
“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.
“Vail Holdings Credit Agreement” means that Eighth Amended and Restated Credit Agreement, dated as of August 15, 2018, among Vail Holdings, Inc., as borrower, Bank of America, N.A., as administrative agent, U.S. Bank National Association and Wells Fargo, National Association, as co-syndication Agents, and the other Lenders party thereto as such agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding the Issuer or Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement and whether by the same or any other agent, trustee, lender, investor, note holder or group of lenders, investors or note holders or other creditor or group of creditors.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.02.    Inapplicability of the Trust Indenture Act.
This Indenture is not, and will not be, qualified under, subject to, or incorporate, restate or make reference to, any provision of the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date (the “TIA”), and the provisions of the TIA that would otherwise be made a part of this Indenture are not, and will not be, included in this Indenture.
SECTION 1.03.    Rules of Construction.
Unless the context otherwise requires:
ARTICLE 1a term has the meaning assigned to it herein, whether defined expressly or by reference;
(1)“or” is not exclusive;
(2)words in the singular include the plural, and in the plural include the singular;
(3)words used herein implying any gender shall apply to both genders;
(4)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
(5)unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(6)“$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(7)“will” shall be interpreted to express a command; and
(8)“including” means including without limitation.
SECTION 1.04.    Limited Condition Transactions.
When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, investments, dispositions and the incurrence or issuance of Indebtedness or liens and the use of proceeds thereof), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto including acquisitions, investments, dispositions and the incurrence or issuance of Indebtedness or liens and the use of proceeds thereof) and any related pro forma adjustments, the Issuer or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Secured Debt, for example, whether such Secured Debt is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, investments, dispositions and the incurrence or issuance of Indebtedness or liens and the use of proceeds thereof).
For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing) and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Conditionality Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

ARTICLE TWO

THE SECURITIES
SECTION 2.01.    Amount of Notes.
The Trustee shall initially authenticate $600,000,000 aggregate principal amount of Notes for original issue on the Issue Date upon a written order of the Issuer signed by one Officer, together with an Officer’s Certificate of the Issuer and an Opinion of Counsel, which opinion shall cover the enforceability of such Notes as well as what is required by Sections 10.04 and 10.05 hereof. The Trustee shall authenticate additional notes (“Additional Notes”) thereafter from time to time in unlimited amount for original issue upon a written order of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order together with an Opinion of Counsel, which opinion shall cover the enforceability of such Notes as well as what is required by Sections 10.04 and 10.05 hereof. The Trustee shall also authenticate (i) replacement Notes as provided in Section 2.08, (ii) [reserved], (iii) Notes issued in connection with certain transfers and exchanges as provided in Sections 2.07, 2.16 and 2.17, (iv) Notes issued in connection with a partial redemption of the Notes as provided in Section 3.06 or a partial repurchase of a Note as provided in Section 4.08 and (v) Notes exchanged as provided in Section 8.05, in each case upon a written order of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
SECTION 2.02.    Form and Dating; Legends.
The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.
The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend. Regulation S Notes shall bear the Regulation S Legend.
The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.
The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.    Execution and Authentication.
The Notes shall be executed on behalf of the Issuer by an Officer of the Issuer. The signature of the Officer on the Notes may be manual or digital.
If the Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or digital signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
The Trustee may appoint one or more authenticating agents, at the expense of the Issuer, to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.
Notes shall be issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 2.04.    Registrar and Paying Agent.
The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency where Notes may be presented for payment (the “Paying Agent”) and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. The Issuer or any Affiliate thereof may act as Registrar or a Paying Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.
The Issuer initially appoints the Trustee as Registrar, Paying Agent and Depository Custodian, until such time as the Trustee resigns or another Person is appointed as such.
The Issuer initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. The Issuer may change the Depository at any time without notice to any Holder, but the Issuer will notify the Trustee in writing of the name and address of any new Depository.
The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium (including the Make-Whole Premium), if any, and any additional amounts, defaulted interest or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee. The Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations referred to above in this paragraph to any Holder of the Notes upon the written request of such Holder.
SECTION 2.05.    Paying Agent To Hold Money in Trust.
The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06.    Noteholder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest

Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.
SECTION 2.07.    Transfer and Exchange.
Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer or the Trustee may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Issuer and the Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.
Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. federal or state securities laws. Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any U.S. federal or state securities laws.
SECTION 2.08.    Replacement Notes.
If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the

Guarantees thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond shall also be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in relation thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee) connected therewith. Every replacement Note shall constitute a contractual obligation of the Issuer. The provisions of this Section 2.08 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Notes.
SECTION 2.09.    Outstanding Notes.
The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee and the Issuer that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer and the replacement Note is cancelled by the Trustee.
If a Paying Agent holds, in its capacity as such, on any Maturity Date, U.S. Dollars sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.
SECTION 2.10.    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such

Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.
SECTION 2.11.    Temporary Notes.
Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.
SECTION 2.12.    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.
SECTION 2.13.    Defaulted Interest.
If the Issuer defaults on a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date. At least 10 days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee. If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee along with a written notice to the Trustee instructing the Trustee to send such notice to the Holders at least five (5) days (or such shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.
In the event that the Issuer is required to pay defaulted interest to Holders of Notes, the Issuer will provide written notice to the Trustee of its obligation to pay such defaulted interest no later than fifteen (15) days prior to the proposed payment date for the defaulted interest and such notice shall set forth the amount of defaulted interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to the Holders to determine the defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest.
SECTION 2.14.    CUSIP and ISIN Numbers.
The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes and of any change in any such CUSIP or ISIN number.
SECTION 2.15.    Deposit of Moneys.
Prior to 10:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes, such payment information to be received by the Paying Agent or the Issuer at least 15 days prior to the applicable payment date. Final payment of principal at maturity with respect to a Physical Note will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.
SECTION 2.16.    Book-Entry Provisions for Global Notes.
(a)Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Private Placement Legend.
Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. None of the Issuer, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of the Depository, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depository.
(b)Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depository and provisions of this Section 2.16 or (ii) if the Depository notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fail to appoint a successor depository within 120 days or (iii) if the Depository has ceased to be a clearing agency registered under the Exchange Act or (iv) if there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository has requested such exchange. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(c)In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation in accordance with its customary procedures, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d)Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.
(e)The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
SECTION 2.17.    Transfer and Exchange of Notes.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be exchanged by the Issuer for Physical Notes except under the circumstances described in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).
(b)Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (1) thereof; and
(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (1)(a) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).
(d)Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:
(i)Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (2)(a) thereof;
(B)if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (1) thereof;
(C)if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (2) thereof;

(D)if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(a) thereof;
(E)[reserved]; or
(F)if such Restricted Physical Note is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Physical Note in accordance with its customary procedures, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.
(ii)Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (1)(b) thereof; or
(B)if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes in accordance with its customary procedures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note in accordance with its customary procedures and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).
(iv)Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(e)Transfer and Exchange of Physical Notes for Physical Notes. Upon written request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).
(i)Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (2) thereof;
(C)if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(a) thereof;

(D)[reserved]; and
(E)if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(b) thereof.
(ii)Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:
(1)    if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.
(iv)Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.
(f)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar to reflect such increase.
(g)Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect.
(h)General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.
The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
None of the Issuer, the Trustee, Paying Agent nor any Agent of the Issuer shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.18.    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed. If any Interest Payment Date, the Maturity Date, any Redemption Date, or any earlier required repurchase date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

ARTICLE THREE

REDEMPTION
SECTION 3.01.    Election To Redeem; Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes at least 15 days prior to the Redemption Date but not more than 60 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price(s) (or manner of calculation if not then known), and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.
SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed.
If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis (or, in the case of Global Notes, the Notes will be selected for redemption based on the Depository’s applicable procedures); provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. In the case of Physical Notes, redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed to the Trustee at its Corporate Trust Office.
SECTION 3.03.    Notice of Redemption.
At least 15 days, and no more than 60 days, before a Redemption Date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06, in accordance with paragraph 6 of the Notes. The Issuer may instruct the Trustee in writing to send the notice of redemption in the name of and at the expense of the Issuer provided the Trustee receives such written instruction at least 5 Business Days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent.
The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:
(1)the Redemption Date;

(2)the redemption price and the amount of premium (or manner of calculation if not then known) and accrued interest to be paid;
(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;
(4)the name and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)that paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring;
(8)the aggregate principal amount of Notes that are being redeemed;
(9)any conditions precedent to such redemption in reasonable detail; and
(10)that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.
If any notice of redemption is subject to one or more conditions precedent, any such redemption may be rescinded in whole and not in part at any time prior to the close of business on the Business Day prior to the Redemption Date if the Issuer delivers an Officer’s Certificate to the Trustee describing the failure of the condition in reasonable detail and rescinding the redemption and instructing the Trustee to provide such Officer’s Certificate to the Holders. The Trustee shall promptly provide a copy of such Officer’s Certificate to the Holders in the same manner in which the notice of redemption was given.
The Issuer may provide in any notice of redemption that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by a Person or Persons other than the Issuer.
SECTION 3.04.    Effect of Notice of Redemption.
Once the notice of redemption described in Section 3.03 is sent and subject to the proviso to this sentence, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in such notice and in which case if and/or to the extent such condition(s) precedent is/are not satisfied the Issuer shall have no obligation to redeem Notes on such Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.
SECTION 3.05.    Deposit of Redemption Price.
On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation).
On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to, but excluding, the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.
SECTION 3.06.    Notes Redeemed in Part.
Upon surrender of a Physical Note that is redeemed in part, the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Physical Note surrendered.
SECTION 3.07.    Mandatory Redemption, Etc.
Except as set forth in Sections 4.08 and 4.09, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
In addition, notwithstanding anything to the contrary herein, the Issuer shall be permitted to acquire or repurchase the Notes by means other than as set forth in this Article Three, including by tender offers, open market purchases, negotiated transactions or otherwise, in each case in accordance with applicable securities laws; provided that such acquisitions or repurchases do not otherwise violate the terms of this Indenture.

ARTICLE FOUR

COVENANTS
SECTION 4.01.    Payment of Notes.
(a)The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by 10:00 A.M. Eastern Time on that date U.S. Dollars designated for and sufficient to pay such installment.
(b)The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.
SECTION 4.02.    Maintenance of Office or Agency.
(a)The Issuer shall maintain in the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
(b)The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the city in the United States in which the Trustee’s Corporate Trust Office is located. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Issuer hereby designates the Corporate Trust Office of the Trustee, or its Agent, as such office or agency of the Issuer in accordance with Section 2.04.
SECTION 4.03.    Legal Existence.
Except as permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer and each such Subsidiary and (ii) the material rights (charter and statutory) and franchises of the Issuer and such Subsidiaries; provided that the Issuer shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole or that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.04.    [Reserved].
SECTION 4.05.    Waiver of Stay, Extension or Usury Laws.
The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.06.    Compliance Certificate.
(a)The Issuer shall deliver, or cause to be delivered, to the Trustee, within 120 days after the end of each Fiscal Year, an Officer’s Certificate stating that the Officer has conducted or supervised a review of the activities of the Issuer and its Subsidiaries and the performance of the Issuer and its Subsidiaries under this Indenture during such Fiscal Year, and further stating, as to such Officer signing such certificate, that, to the best of such Officer’s knowledge, based upon such review, the Issuer has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action the Issuer and its Subsidiaries are taking or propose to take with respect thereto.
(b)The Issuer shall deliver, or cause to be delivered, to the Trustee, within 30 Business Days after an Officer of the Issuer becomes aware of any Default or Event of Default, a statement in the form of an Officer’s Certificate specifying such Default or Event of Default and the action which the Issuer proposes to take with respect thereto.
SECTION 4.07.    Taxes.
The Issuer shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material Taxes, assessments, and governmental levies; provided, however, that, neither the Issuer nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respects to the Holders of the Notes.

SECTION 4.08.    Repurchase at the Option of Holders upon Change of Control Repurchase Event.
(a)Upon the occurrence of a Change of Control Repurchase Event, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase (the “Change of Control Payment”).
(b)Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to the consummation of the transaction that would result in the Change of Control Repurchase Event but after the public announcement thereof, the Issuer will mail (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global Notes, send electronically), a written notice to each Holder and the Trustee. The notice shall describe the transaction or transactions that constitute the Change of Control Repurchase Event and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 15 days nor later than 60 days from the date such notice is sent, other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;
(2)    the offer price and the Change of Control Payment Date;
(3)    that any Note not tendered will continue to accrue interest;
(4)    that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(5)    that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a letter or e-mail setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(7)    that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof; and
(8)    the material circumstances and relevant facts regarding such Change of Control.
(c)On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
(1)    accept for payment all Notes or portions thereof (in minimum amounts of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(3)    deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuer.
The Paying Agent will promptly remit to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to but excluding the Change of Control Payment Date.
Upon the payment of the Change of Control Payment, the Issuer shall, subject to the provisions of Section 2.16, deliver or cause to be delivered the Notes purchased to the Trustee for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.
(d)The Issuer will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given or will be given pursuant to this Indenture as described in Article Three, prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders of the Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.08.
(e)The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
SECTION 4.09.    Limitation on Asset Disposition.
(a)The Issuer shall not, and shall not permit any other Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
(1)    the Issuer or such Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in good faith by the Issuer on the date of contractually agreeing to such Asset Disposition) of the equity and assets subject to such Asset Disposition;
(2)    at least 75% of the consideration received by the Issuer or such Subsidiary is in the form of cash or cash equivalents, Additional Assets or any combination thereof (collectively, together with the items deemed to be such pursuant to subclauses (A) through (D) below, the “Cash Consideration”); and
(3)    within 450 days from the later of the date of such Asset Disposition or the receipt of Net Available Cash from such Asset Disposition, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Subsidiary, as the case may be) at its option:
(A)    to prepay, repay, redeem or purchase Secured Debt of the Issuer or any Subsidiary that is a Guarantor or Indebtedness of a Subsidiary that is not a Guarantor (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer), provided such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) for, such

Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased;
(B)    to acquire Additional Assets or to make any other Capital Expenditures (provided that this requirement shall be deemed satisfied if the Issuer (or such Subsidiary, as the case may be) by the end of such 450-day period has entered into a binding agreement under which it is contractually committed to acquire Additional Assets and such acquisition is consummated within the later of the end of such 450-day period or within 180 days from the date on which such binding agreement is entered into);
(C)    to make an offer to the Holders of the Notes (and to holders of other Pari Passu Indebtedness of the Issuer designated by the Issuer) to purchase Notes (and such other Pari Passu Indebtedness of the Issuer ) pursuant to and subject to the conditions contained herein, as set forth below, and in the instruments governing such Pari Passu Indebtedness; and
(D)    to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any purpose permitted by the terms of this Indenture.
Pending application of Net Available Cash pursuant to this Section 4.09, such Net Available Cash may be applied to temporarily reduce revolving credit Indebtedness or in any manner not prohibited by this Indenture.
(b)For the purposes of this Section 4.09, the following are deemed to be Cash Consideration:
(1)any liabilities (as reflected on the Issuer’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or such Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets;
(2)any securities, notes or other obligations received by the Issuer or any Subsidiary from such transferee that are converted by the Issuer or such Subsidiary into cash or cash equivalents within 180 days after such Asset Disposition, to the extent of the cash and cash equivalents received in that conversion; and
(3)any Designated Non-cash Consideration received by the Issuer or any of its Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause that has at that time not been converted into cash or a cash equivalent, not to exceed the greater of $175.0 million and 3.0% of Consolidated Total Assets (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
(c)The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $125.0 million, the Issuer shall make an offer to purchase Notes (an “Offer”) within ten Business Days thereof, and shall purchase Notes tendered pursuant to an Offer by the Issuer for the Notes and other Pari Passu Indebtedness that contemporaneously requires the purchase, prepayment or redemption of such Indebtedness with the proceeds of sales of assets at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest to, but not including, such date of redemption (or, in respect of such other Pari Passu Indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture and the terms of such other Pari Passu Indebtedness. If any Excess Proceeds remain after consummation of an Offer and the contemporaneous offer with respect to any other Pari Passu Indebtedness contemplated above, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate purchase price of the securities tendered exceeds the amount of Excess Proceeds, the Issuer shall allocate the Excess Proceeds between such securities on a pro rata basis and will select the Notes to be purchased on a pro rata basis but in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. The remainder of the Excess Proceeds allocable to the other Pari Passu Indebtedness will be repurchased as provided pursuant to the terms of such Indebtedness. Upon completion of such an Offer to purchase, Excess Proceeds will be deemed to be reset to zero.
(d)The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.
SECTION 4.10.    [Reserved].
SECTION 4.11.    Limitation on Liens.
The Issuer will not at any time create, incur, assume or suffer to exist, and will not cause or permit a Subsidiary to create, incur, assume or suffer to exist, any Security Interest securing any Secured Debt (or any Indebtedness existing on the date hereof which would constitute Secured Debt if it were secured by a Security Interest), unless the Notes are secured on an equal and ratable basis with the obligations and indebtedness so secured, so long as such other obligations and indebtedness shall be so secured; provided, however, that the foregoing prohibition will not prevent the creation, incurrence, assumption or existence of the following permitted Security Interests (the “Permitted Security Interests”):

(1)Security Interests on property acquired, constructed, developed or improved after the date of this Indenture by the Issuer or a Subsidiary and created prior to or contemporaneously with, or within 180 days after such acquisition, construction, development or improvement;
(2)Security Interests on property at the time of the acquisition thereof, which secure obligations assumed by the Issuer or a Subsidiary, or on the property or on the outstanding shares or indebtedness of a corporation or firm at the time it becomes a Subsidiary or is merged into or consolidated with the Issuer or a Subsidiary, or on properties of a corporation or firm acquired by the Issuer or a Subsidiary as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of the Issuer or a Subsidiary other than proceeds and products of such property, shares or indebtedness and accessions thereto;
(3)Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Issuer or any Subsidiary;
(4)Security Interests securing indebtedness of a Subsidiary owing to the Issuer or to another Subsidiary;
(5)Security Interests to secure obligations under the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $2,750.0 million and (y) the product of (i) 3.50 and (ii) Consolidated Adjusted EBITDA of the Issuer and its Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which financial statements are available;
(6)Security Interests existing on the Issue Date, other than Security Interests in respect of the Vail Holdings Credit Agreement which shall be deemed incurred under clause (5);
(7)any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(8)materialmens’, processors’, landlord’s, carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not more than 90 days overdue or that are being contested in good faith;
(9)Security Interests for Taxes that are not more than 90 days overdue or for Taxes that are being contested in good faith by appropriate proceedings;

(10)Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, enforcement thereof is stayed or does not give rise to an Event of Default;
(11)landlords’ liens on fixtures on premises leased in the ordinary course of business;
(12)Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);
(13)Security Interests on assets of the Issuer or any of its Subsidiaries securing Hedging Obligations or Treasury Management Arrangements;
(14)survey exceptions, covenants, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of the Issuer and its Subsidiaries;
(15)Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(16)filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases or consignment or bailee arrangements entered into in the ordinary course of business;
(17)bankers’ liens and rights of setoff;
(18)Security Interests in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(19)Security Interests on specific items of inventory or other goods (and the proceeds thereof) of the Issuer or a Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(20)grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;
(21)Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(22)pledges and deposits made in the ordinary course of business to secure liability to insurance carriers;
(23)Security Interests in cash proceeds (or securities purchased therewith) from Indebtedness which are set aside at the time of such incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to the Issuer or a Subsidiary or returned to the lenders of such Indebtedness; provided that such Security Interests are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;
(24)Security Interests to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;
(25)Security Interests securing reimbursement obligations of the Issuer or its Subsidiaries in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(26)Security Interests on the assets of, or Equity Interests in, any Subsidiary that is not a Guarantor or any joint venture and which secures Indebtedness or other obligations of such Subsidiary or joint venture (or of another Subsidiary that is not a Guarantor);
(27)Security Interests to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Security Interest referred to in clause (1), (2), (6) or (24) of this Section 4.11; provided that (x) such new Security Interest shall be limited to all or part of the same property that secured the original Security Interest (plus improvements thereof, accessions thereto and proceeds thereof) and (y) the Indebtedness secured by such Security Interest at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (1), (2), (6) or (24) of this Section 4.11 at the time the original Security Interest became a Permitted Security Interest under this Section 4.11 and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(28)other Security Interests securing Indebtedness, in an aggregate principal amount for the Issuer and its Subsidiaries not exceeding at the time such Security Interest is created or assumed the greater of $425.0 million and 7.5% of Consolidated Total Assets at any one time outstanding;
(29)Security Interests created or deemed to exist in connection with any Qualified Receivables Transaction (including any related filings of any financing statements), but only to the extent that such Security Interests attach to assets actually sold, contributed, financed or otherwise conveyed or pledged in connection with such Qualified Receivables Transaction;
(30)any Security Interests or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Issuer or any Subsidiary in the ordinary course of business and covering only the assets so leased, licensed or subleased;
(31)Security Interests on any margin stock purchased or carried by the Issuer or any of its Subsidiaries;
(32)Security Interests (i) on cash advances in favor of the seller of any property to be acquired in an acquisition permitted hereunder or any other investment not prohibited hereunder and (ii) consisting of an agreement to dispose of any property in an Asset Disposition permitted hereunder, solely to the extent such acquisition, investment or Asset Disposition, as the case may be, would have been permitted on the date of the creation of such Security Interest;
(33)Security Interests not released, terminated or satisfied of record to the extent the underlying obligation purporting to be secured thereby has been paid or satisfied in full and any obligation to extend credit with respect thereto extinguished;
(34)Security Interests securing obligations of the Issuer and its Subsidiaries to pay the deferred and unpaid purchase price of property or services;
(35)Security Interests securing Capitalized Lease Obligations of the Issuer and its Subsidiaries; and
(36)Security Interests securing obligations of the Issuer or its Subsidiaries under conditional sale or other title retention agreements relating to assets purchased by the Issuer or its Subsidiaries.
Additionally, such permitted Secured Debt includes (with certain limitations) any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof.
Any Security Interest created for the benefit of the Holders of the Notes pursuant to this Section 4.11 shall provide by its terms that such Security Interest shall be unconditionally and automatically released and discharged upon the release and discharge of the Security Interests giving rise to the obligation to create such Security Interest for the benefit of the Holders.

For purposes of determining compliance with this Section 4.11, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1) through (36) of this Section 4.11, the Issuer may, in its sole discretion, classify or reclassify the Permitted Security Interest (or any portion thereof) in any manner that complies with this Section 4.11.
SECTION 4.12.    Limitation on Sale and Leaseback Transactions.
The Issuer will not, and will not permit any Subsidiary to, engage in any Sale and Leaseback Transaction unless:
(1)The Issuer or such Subsidiary would be entitled to incur Secured Debt pursuant to Section 4.11 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased, without equally and ratably securing the Notes outstanding under this Indenture as provided under Section 4.11; or
(2)The Issuer or a Subsidiary applies the Net Available Cash from such Sale and Leaseback Transaction in the manner and within the time periods described under Section 4.09(a)(3).
SECTION 4.13.    Reports to Holders.
(a)Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations of the Commission, so long as any Notes are outstanding this Indenture, the Issuer will furnish to the Trustee and Holders the following:
(1)all quarterly and annual financial information of the Issuer that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and;
(2)all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports (during any period in which the Issuer is not required to file reports with the Commission, such current reports need only be prepared or delivered if the Issuer determines in good faith that the information to be reported is material to the Holders of the Notes or the business, operations, assets, liabilities or financial position of the Issuer and its Subsidiaries, taken as a whole);

in each case, within the time periods specified in the Commission’s rules and regulations (and, during any period in which the Issuer is not required to file reports with the SEC, within the time periods specified in the Commission’s rules and regulations applicable to a “non-accelerated filer”).
(b)The Issuer will make all such information available to the Trustee and the Holders of the Notes, in each case, by posting such information on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment.
(c)Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this Section 4.13 shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 4.13) upon filing or posting such report as contemplated by this Section 4.13 (but without regard to the date on which such report is so filed or posted); provided that such cure shall not otherwise affect the rights of the Holders under Article Six if the principal of, premium, if any, on and interest on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.
(d)In addition, the Issuer will, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
(e)The Issuer will be deemed to have furnished the reports referred to in clauses (1) and (2) of the first paragraph of this Section 4.13 if the Issuer has filed reports containing such information with the SEC. The terms of this Indenture shall not impose any duty on the Issuer under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable to it.
(f)Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates delivered pursuant to this Indenture, including without limitation Officer’s Certificates delivered pursuant to Section 4.06(a)). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under this Indenture, or participate in any conference calls.
SECTION 4.14.    Additional Note Guarantees.
If, on or after the Issue Date:
(1)the Issuer or any of its Subsidiaries acquires or creates another Domestic Subsidiary that Guarantees any Indebtedness under the Vail Holdings Credit Agreement or any other capital markets Indebtedness of the Issuer or a Guarantor (other than Indebtedness owing to the Issuer or any of its Subsidiaries) with an aggregate principal amount greater than or equal to $100.0 million; or
(2)any Domestic Subsidiary of the Issuer that Guarantees any Indebtedness under the Vail Holdings Credit Agreement or any other capital markets Indebtedness of the Issuer or a Guarantor (other than Indebtedness owing to the Issuer or any of its Subsidiaries) with an aggregate principal amount greater than or equal to $100.0 million, and that Subsidiary was not a Guarantor immediately prior to such Guarantee (an “Additional Obligor”), then that newly acquired or created Subsidiary or Additional Obligor, as the case may be (i) shall become a Guarantor and (ii) execute a supplemental indenture substantially in the form of Exhibit H within 30 Business Days of the date on which it was acquired or created or became an Additional Obligor.
In addition, the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such supplemental indenture complies with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied, and such Opinion of Counsel shall additionally state that such supplemental indenture is enforceable against the new Guarantor, subject to customary qualifications.
SECTION 4.15.    Suspension of Covenants.
(a)If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Subsidiaries will not be subject to Sections 4.09, 4.12 and 4.14 hereof (collectively, the “Suspended Covenants”).
(b)In the event that the Issuer and its Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then the Issuer and its Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.”
(c)Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Available Cash shall be reset at zero. In the event of any such reinstatement on a Reversion Date, no action taken or omitted to be taken by the Issuer or any of its Subsidiaries prior to such Reversion Date (and no action taken or omitted to be taken following a Reversion Date in connection with honoring, complying with or otherwise performing or consummating any contractual commitments or obligations entered into during a Suspension Period) will give rise to a Default or Event of Default under this Indenture with respect to the Suspended Covenants.

(d)The Issuer will be required to provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s and its Subsidiaries future compliance with the requirements of this Indenture or (iii) notify the holders of any Covenant Suspension Event or Reversion Date.
ARTICLE FIVE

SUCCESSOR CORPORATION
SECTION 5.01.    Consolidation, Merger and Sale of Assets.
(i) The Issuer will not consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole and (ii) the Issuer will not permit any of its Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in each case, to, another Person unless:
(1)the Issuer shall be the continuing corporation, or the successor shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, a state thereof or the District of Columbia and the successor Person expressly assumes by a supplemental indenture or amendment of the relevant documents the Issuer’s obligations under the Notes and this Indenture; and
(2)after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing.
Prior to or concurrently with the consummation of the proposed transaction, the Issuer (and any surviving entity) shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture (and any supplemental indenture) and that the conditions precedent to such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition have been satisfied, and an Opinion of Counsel stating that the Notes, this Indenture and Note Guarantees, as applicable, constitute valid and binding obligations of the Issuer or applicable Guarantor or other surviving entity, subject to customary exceptions.
This Section 5.01 will not apply to any merger, consolidation or combination of, or any Transfer of assets between or among, the Issuer and any one or more of its Subsidiaries or between or among any one or more of Issuer’s Subsidiaries. Clause (2) of the first paragraph of this Section 5.01 will not apply to (1) any merger or consolidation of the Issuer with or into one of its Subsidiaries for any purpose or (2) any merger or consolidation of the Issuer or a Subsidiary solely for the purpose of reincorporating the Issuer or a Subsidiary in another jurisdiction.

SECTION 5.02.    Successor Person Substituted.
Upon any consolidation, combination or merger of the Issuer, or any Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, in accordance with the foregoing provisions of Section 5.01, in which the Issuer is not the continuing obligor under the Notes, the surviving entity formed by such consolidation or into which the Issuer is merged or to which such Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, is made will succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named therein as the Issuer and, the Issuer and each Guarantor will be released from the obligation to pay the principal of and interest on such Notes or in respect of its related Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under such Notes, this Indenture and its related Note Guarantee, if applicable.
ARTICLE SIX
DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default.
Each of the following constitutes an “Event of Default” with respect to the Notes:
(1)default for 30 consecutive days in the payment when due of interest with respect to the Notes;
(2)default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;
(3)failure by the Issuer after receipt of notice from the Trustee or Holders of at least 30% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any of the provisions under Section 4.08;
(4)failure by the Issuer for 120 consecutive days after receipt of notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any of the provisions under Section 4.13;
(5)failure by the Issuer or any Subsidiary for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (4) of this Section 6.01);
(6)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for borrowed money of the Issuer or any Guarantor or the payment of which is Guaranteed by the Issuer or any Guarantor (other than Indebtedness owed to the Issuer or a Guarantor), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided that any such Event of Default specified in this clause (6) and all consequences hereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:
(A)    the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged;
(B)    holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(C)    the payment default that is the basis for such Event of Default has been cured;
(7)failure by the Issuer or any Guarantor to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(8)(A) a court of competent jurisdiction over the Issuer or any Guarantor enters (x) a decree or order for relief in respect of the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any such Guarantor or group of Guarantors under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any such Guarantor or group of Guarantors or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any such Guarantor or group of Guarantors or for all or substantially all the property and assets of the Issuer or any such Guarantor or group of Guarantors, or (iii) effects any general assignment for the benefit of creditors; and
(9)any Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect in all material respects (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee).
SECTION 6.02.    Acceleration of Maturity; Rescission.
If any Event of Default occurs and is continuing under this Indenture, either the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding, may declare all Notes to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(8) occurs with respect the Issuer, all outstanding Notes shall become due and payable without further action or notice.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:
(1)all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived; and
(2)the rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.03.    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested in writing by the Holders of a majority of the principal amount outstanding of the Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer and the Guarantors.
SECTION 6.04.    Waiver of Existing Defaults and Events of Default.
(a)Subject to Sections 2.10, 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing Defaults or Events of Default under this Indenture and rescind any acceleration with respect to the Notes and its consequences except a Default or Event of Default in the payment of principal of, or interest or premium, if any, on any Note as specified in clauses (1) and (2) of Section 6.01. The Issuer shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.
(b)Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION 6.05.    Control by Majority.
Subject to Sections 2.10 and 7.01, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification and security satisfactory to it against any cost, liability or expense that might be caused by taking such action or following such direction.

SECTION 6.06.    Limitation on Suits.
Subject to Section 6.08, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(1)the Holder has previously given the Trustee written notice of a continuing Event of Default;
(2)the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;
(3)such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;
(4)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity against any cost, liability or expense that might be caused by complying with such request; and
(5)during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.
SECTION 6.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator or stockholder of the Issuer, any Guarantor, the Issuer or of any other Subsidiary of the Issuer, or any affiliate of the foregoing, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws.
SECTION 6.08.    Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.    Collection Suit by Trustee.
If an Event of Default pursuant to clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.10.    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.
SECTION 6.11.    Priorities.
If the Trustee collects any money or property pursuant to this Article Six, and after an Event of Default any money or other property distributable in respect of the Issuer’s or Guarantors’ obligations under this Indenture, such money or property shall be paid out or distributed in the following order:
FIRST: to the Trustee, its agents and any predecessor Trustee for amounts due under this Indenture (in their capacity as such), including Section 7.07;
SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.
SECTION 6.12.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.
ARTICLE SEVEN

TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person under the circumstances would exercise or use under the same circumstances in the conduct of his or her own affairs.
Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default by the Issuer or by the Holders of at least 25% of the aggregate principal amount of the Notes by written notice of such event sent to the Trustee in accordance with Section 10.02, and such notice references the Notes and this Indenture.
(b)Except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge:
(1)The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2)In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate or Opinion of Counsel.
(c)The Trustee may not be relieved from liability for its own gross negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)This paragraph does not limit the effect of subsection (b) of this Section 7.01.
(2)The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.
(3)The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the Notes outstanding pursuant to the terms of this Indenture.
(4)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
(d)Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.
(e)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but in no way limited to, the fees and disbursements of agents and attorneys). The Trustee may refuse to follow any request or direction that conflicts with law, this Indenture or the Notes, or that would involve the Trustee in personal liability. The Trustee’s fees, expenses and indemnities (in each of its capacities under this Indenture) (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Note Guarantees.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
SECTION 7.02.    Rights of Trustee.
Subject to Section 7.01:
(1)The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(2)Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 10.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(3)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder directly or indirectly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.
(4)The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct.
(5)The Trustee may consult with counsel of its selection, at the expense of the Issuer, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(6)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including but not limited to as Registrar, Paying Agent and Depository Custodian), and each agent, custodian and other person employed to act hereunder.

(7)The right of the Trustee to perform any discretionary act or exercise any permissive right enumerated in this Indenture shall not be construed as a mandatory duty.
(8)The Trustee may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded. Any demand request, direction or notice from the Issuer shall be sufficient if signed by any officer named in such an Officer’s Certificate.
(9)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(10)The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers or the Guarantors, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(11)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
SECTION 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Notwithstanding the foregoing, for so long as the Trust Indenture Act does not apply, the foregoing sentence does not apply. The Trustee shall also be subject to Section 7.10. Any Agent may do the same with like rights.
SECTION 7.04.    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the

Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication. The Trustee shall not be responsible for any statement in the Offering Memorandum or any other document utilized by the Issuer in connection with the sale of the Notes, and shall not be responsible for any rating on the Notes or any action or omission of any Rating Agency.
SECTION 7.05.    Notice of Defaults.
If a Default or Event of Default occurs and is continuing (which shall not be cured or waived) and if it is actually known to a Responsible Officer of the Trustee (pursuant to Section 7.01(a) hereof), the Trustee shall give to each Noteholder a notice of the Default or Event of Default within 90 days after it occurs as provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice, and shall be fully protected in so withholding, if and so long as it in good faith determines that withholding the notice is in the interests of Holders.
SECTION 7.06.    [Reserved].
SECTION 7.07.    Compensation and Indemnity.
The Issuer and the Guarantors shall pay to the Trustee from time to time compensation as agreed upon in writing for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with the Trustee’s duties and its performance under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel.
The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture or the performance of its duties under this Indenture or the exercise of its rights and powers under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.07), the Notes and the Guarantees or otherwise arising under this Indenture and including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any third party claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity (each, a “Third Party Claim”); provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby. Neither the Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third Party Claim without its consent, which consent may be withheld in its sole discretion. The Trustee shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses of such counsel in connection with any Third Party Claim to the extent the Trustee reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.
Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction having jurisdiction in the matter, by final, unappealable judgment or decree.
To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.
The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of each Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law. To the extent that the payment of any such expenses of the Trustee, its agents and counsel, and any other amounts due the Trustee out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.
For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven, provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section 7.07 shall apply to Trustee in its capacity as Paying Agent, Registrar and any other Agent under this Indenture.

SECTION 7.08.    Replacement of Trustee.
The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
(1)the Trustee fails to comply with Section 7.10;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a receiver or other public officer takes charge of the Trustee or its property; or
(4)the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.    Eligibility; Disqualification.
This Indenture shall always have a Trustee that is a corporation organized and doing business under the laws of the United States of America or any state thereof or the District Of Columbia that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in the most recent applicable published annual report of condition.
SECTION 7.11.    [Reserved].
SECTION 7.12.    Paying Agents.
The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:
(A)    that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;
(B)    that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
(C)    that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.
ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 8.01.    Without Consent of Noteholders.
Notwithstanding Section 8.02, the Issuer, the Guarantors and the Trustee may modify and amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder for any of the following purposes:
(1)to cure any ambiguity, omission, defect, mistake or inconsistency;
(2)to provide for uncertificated Notes in addition to or in place of Physical Notes;

(3)to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;
(4)to secure the Notes;
(5)to add any Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of this Indenture;
(6)to conform the text of this Indenture, the Notes, or the Note Guarantees to any provision of the “Description of the Notes” set forth in the Offering Memorandum to the extent that such provision in the “Description of the Notes” set forth in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes, or the Note Guarantees, which intent may be evidenced by an Officer’s Certificate to that effect;
(7)to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;
(8)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Holder in any material respect; or
(9)to comply with the rules of any applicable securities depository.
After an amendment or supplement under this Section 8.01 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment or supplement. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.
SECTION 8.02.    With Consent of Noteholders.
(a)Except to the extent provided in Section 8.01 and subsections (b) and (c) of this Section 8.02, this Indenture, the Notes or any Note Guarantee may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing Default or compliance with any provision of this Indenture, the Notes or any Note Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes).
(b)Except as provided in Section 8.02(a), without the consent of each Holder of Notes issued under this Indenture affected thereby, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

(1)reduce the principal amount of Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the principal amount of or change the Maturity Date of any Notes, or alter the provisions with respect to the redemption of any such Notes other than (i) notice periods with respect to redemptions and (ii) except as set forth in clause (8) of this Section 8.02(b), the provisions of Sections 4.08 and 4.09;
(3)reduce the rate of or change the time for payment of interest on any such Notes;
(4)waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5)make any such Note payable in currency other than that stated in such Note;
(6)make any change to the provisions of this Indenture relating to waiver of past Defaults;
(7)impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(8)after the Issuer’s obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligations of the Issuer to make and consummate a Change of Control Offer with respect to a Change of Control Repurchase Event that has occurred, including, without limitation, in each case, by amending, changing or modifying any of the definitions relating thereto;
(9)release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or
(10)modify or change any provision of this Indenture affecting the ranking of the Notes or Note Guarantees in a manner adverse to the Holders of Notes.
(c)It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
SECTION 8.03.    [Reserved].
SECTION 8.04.    Revocation and Effect of Consents.
(a)After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.
(b)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.
(c)After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (10) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder’s Note.
SECTION 8.05.    Notation on or Exchange of Notes.
If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall, in the case of a Physical Note, request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.    Trustee To Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Sections 10.04 and 10.05, that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or waiver is a legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms (subject to customary exceptions).
ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE; GUARANTEE
SECTION 9.01.    Discharge of Indenture.
This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees, and the Trustee, at the expense and upon the written request of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes and the Note Guarantees, when all amounts due to the Trustee shall have been paid and either:
(1)all outstanding Notes issued under this Indenture (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered by the Trustee for cancellation; or
(2)(a) all Notes outstanding under this Indenture (I) have become due and payable, whether at maturity or as a result of the sending of a notice of redemption, or (II) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor irrevocably deposits with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient, to pay the principal of, premium, if any, and interest on the Notes outstanding under this Indenture on the maturity date or on the applicable Redemption Date, as the case may be; provided that with respect to any redemption that requires the payment of the Make-Whole Premium, the amount deposited shall be sufficient for purposes of this paragraph to the extent that an amount is deposited with the Trustee equal to the Make-Whole Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption; (b) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture; and (c) the Issuer have delivered (I) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the applicable Redemption Date, as the case may be, and (II) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Article Two and in Sections 4.01, 4.02, 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge (in the case of obligations under Article Two, Sections 4.01 and 4.02, until the Notes are no longer outstanding).
SECTION 9.02.    Legal Defeasance.
The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of the Holders of the outstanding Notes to receive solely from the trust described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due,
(2)    the Issuer’s obligations with respect to the Notes concerning the registration of Notes or mutilated, destroyed, lost or stolen Notes, in each case under Article Two and Section 4.02,
(3)    the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligations in connection therewith, and
(4)    this Article Nine.
Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees, if any, then existing and obtain the release of the Note Guarantees of any or all Guarantors. In order to exercise such option regarding a Note Guarantee, the Issuer shall provide the Trustee with written notice of their desire to terminate such Note Guarantee prior to the delivery of the Opinions of Counsel referred to in Section 9.04.
Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.
SECTION 9.03.    Covenant Defeasance.
The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors under Sections 4.01(c), 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 and Section 5.01 released with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5), (6), (7) and (9) shall not constitute Events of Default.
Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuer’s obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.
SECTION 9.04.    Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:
(1)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued under this Indenture, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, (with respect to any U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, such opinion shall be delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under this Indenture on the stated maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;
(2)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the beneficial owners of the Notes outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(6)the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(7)the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 9.05.    Deposited Money and U.S. Government Obligations To Be Held in Trust.
All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a written request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 9.04 which (with respect to any U.S. Government Obligations in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 9.06.    Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.
SECTION 9.07.    Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and U.S. Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 9.08.    Moneys Held by Trustee.
Any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a written request of the Issuer, or if such moneys and U.S. Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease.
SECTION 9.09.    Guarantee.
The Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder and to the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 9.14, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor. Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection).
Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or any Holder under the Note Guarantees.

SECTION 9.10.    Execution and Delivery of Note Guarantee.
To further evidence the Note Guarantee set forth in Section 9.09, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.
Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 9.09 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, such Guarantor’s Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.
SECTION 9.11.    Release of Guarantors.
(a)A Note Guarantee of a Guarantor will be unconditionally and automatically released and discharged upon any of the following:
(1)any Transfer (including, without limitation, by way of consolidation or merger) by any Guarantor to any Person that is not a Guarantor of all or substantially all of the properties and assets of, such Guarantor; provided that such Guarantor is also released from all of its obligations in respect of the Vail Holdings Credit Agreement and any other capital markets Indebtedness that gave rise to the obligation to provide such Note Guarantee; or
(2)any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) to any Person that is not a Guarantor of Equity Interests of a Guarantor or any issuance by a Guarantor of its Equity Interests, such that such Guarantor ceases to be a Subsidiary; provided that such Guarantor is also released from all of its obligations in respect of the Vail Holdings Credit Agreement or any other capital markets Indebtedness that gave rise to the obligation to provide such Note Guarantee; or
(3)the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation; or
(4)the release of such Guarantor from all guarantee obligations of such Guarantor in respect of the Vail Holdings Credit Agreement, except by reason of payment under or the termination or repayment of such obligations or any other

Indebtedness that gave rise (or would give rise) to the obligation to provide such Note Guarantee; or
(5)upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article Nine.
(b)No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee or the Holders of Notes to which such Note Guarantee relates until the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted under this Indenture.
(c)If the Note Guarantee of any Guarantor is deemed to be released or is automatically released, the Issuer shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the written request of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel, each stating that a Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Guarantor from its Guarantee complies with this Indenture, the Trustee shall execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Nine (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to this Section 9.11).
SECTION 9.12.    Waiver of Subrogation.
Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.14 is knowingly made in contemplation of such benefits.

SECTION 9.13.    Notice to Trustee.
The Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to such Issuer or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Note Guarantees. Notwithstanding the provisions of this Article Nine or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer no later than three Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 9.13, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 9.13 at least five Business Days prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than three Business Days prior to such date.
SECTION 9.14.    Limitation on Guarantor’s Liability.
Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.
ARTICLE TEN

MISCELLANEOUS
SECTION 10.01.    [Reserved].
SECTION 10.02.    Notices.
All notices, approvals, consents, requests and any communications hereunder by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, Inc. (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address). The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties:
If to the Issuer or any Guarantor:

    Vail Resorts, Inc.
390 Interlocken Crescent
Broomfield, Colorado 80021
E-mail: legalnotices@vailresorts.com
Attention: General Counsel
With copies to:
    Gibson, Dunn & Crutcher LLP
1801 California St. Ste 4200
Denver, Colorado 80202
E-mail: RZolman@gibsondunn.com
Attention: Robyn Zolman
If to the Trustee:

U.S. Bank Trust Company, National Association
    Denver Tower
950 17th Street
Denver, CO 80202
DN-CO-5GCT
E-mail: kathleen.connelly@usbank.com
Attention: Kathleen Connelly
The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt acknowledged, if send by e-mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
The Trustee agrees to accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained directly or indirectly by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. If the party elects to give the Trustee email and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, sent in accordance with the Depository’s applicable procedures in the case of a Global Note, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global Notes, sent electronically). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with the Depository’s applicable procedures.
If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.
SECTION 10.03.    [Reserved].
SECTION 10.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, such Issuer or such Guarantor shall furnish to the Trustee:
(1)an Officer’s Certificate (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of the signatory, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)an Opinion of Counsel (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 10.05.    Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.
SECTION 10.06.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their functions.
SECTION 10.07.    Business Days; Legal Holidays.
A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which the Trustee or commercial banks in The City of New York, the State of New York (or, if in connection with a payment, the place of payment) are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
SECTION 10.08.    Governing Law.
This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 10.09.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
SECTION 10.10.    Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.
SECTION 10.11.    Multiple Counterparts.
The parties may sign multiple counterparts of this Indenture. Each signed counterpart (including a counterpart executed by electronic signature) shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 10.12.    Table of Contents, Headings, etc.
The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 10.13.    Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.14.    Waiver of Jury Trial.
THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 10.15.    [Reserved].
SECTION 10.16.    Force Majeure.
The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority; any act of God or war; civil unrest; local or national disturbance or disaster; any act of terrorism; pandemic or public health crisis; interruptions, loss or malfunctions of transport, telecommunication, utilities, computer (software and hardware) services, or electric current; work stoppage; or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
SECTION 10.17.    USA PATRIOT Act.
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Trustee requires documentation to verify its formation and existence as a legal entity. The Trustee may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The parties acknowledge that a portion of the identifying information set forth herein is being requested by the Trustee in connection with the USA PATRIOT Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by the Trustee in connection with the Act or any other legislation or regulation to which Trustee is subject, in a timely manner.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.
VAIL RESORTS, INC.
By:    /s/ Angela A. Korch
    Name: Angela A. Korch
    Title: Executive Vice President and
Chief Financial Officer
GUARANTORS:

All Media Associates, Inc.
All Media Holdings, Inc.
BCRP, Inc.
Beaver Creek Associates, Inc.
Beaver Creek Consultants, Inc.
Beaver Creek Food Services, Inc.
Booth Creek Ski Holdings, Inc.
Breckenridge Resort Properties, Inc.
Colorado Mountain Express, Inc.
Crested Butte, LLC
Crystal Peak Lodge of Breckenridge, Inc.
Flagg Ranch Company
Gillett Broadcasting, Inc.
Grand Teton Lodge Company
Jackson Hole Golf and Tennis Club, Inc.
Jackson Lake Lodge Corporation
Jenny Lake Lodge, Inc.
Keystone Conference Services, Inc.
Keystone Development Sales, Inc.
Keystone Food & Beverage Company
Keystone Resort Property Management Company
Lake Tahoe Lodging Company
Lodge Properties, Inc.
Lodge Realty, Inc.
[Signature Page to Indenture]

National Park Hospitality Company
Northstar Group Restaurant Properties, LLC
Okemo Mountain Food and Beverage Inc.
Property Management Acquisition Corp., Inc.
Rockresorts Equinox, Inc.
SSI Venture, Inc.
SSV Holdings, Inc.
SSV Online Holdings, Inc.
Teton Hospitality Services, Inc.
The Vail Corporation (d/b/a “Vail Associates, Inc.”)
The Village at Breckenridge Acquisition Corp., Inc.
Trimont Land Company
Vail Associates Holdings, Ltd.
Vail Associates Investments, Inc.
Vail Associates Real Estate, Inc.
Vail Food Services, Inc.
Vail Holdings, Inc.
Vail Resorts Development Company
Vail Resorts Lodging Company
Vail RR, Inc.
Vail Summit Resorts, Inc.
Vail Trademarks, Inc.
Vail/Arrowhead, Inc.
Vail/Beaver Creek Resort Properties, Inc.
VAMHC, Inc.
VR Acquisition, Inc.
VR CPC Holdings, Inc.
VR Heavenly Concessions, Inc.
VR Heavenly I, Inc.
VR Heavenly II, Inc.
VR Holdings, Inc.
VR NW Holdings, Inc. VR PA Holdings, Inc.
VR US Holdings, Inc.

[Signature Page to Indenture]

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

                        Keystone Ranch Water Company

By:	/s/ Christopher L. Sorensen
Name: Christopher L. Sorensen Title: President

    GRAND TETON LODGE COMPANY,
     as Managing Member of
    Colter Bay Convenience Store, LLC,
    Colter Bay General Store, LLC,
    Jenny Lake Store, LLC and
    Stampede Canteen, LLC

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer
VAIL RESORTS DEVELOPMENT COMPANY,
as Managing Member of
    Arrabelle at Vail Square, LLC,
    One Ski Hill Place, LLC,
    RCR Vail, LLC and
    The Chalets at the Lodge at Vail, LLC

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

[Signature Page to Indenture]

    TETON HOSPITALITY SERVICES, INC.,
     as Managing Member of
    JHL&S LLC

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

    ROCKRESORTS INTERNATIONAL, LLC,
as Managing Member of
    DTPC, LLC,
    La Posada Beverage Service, LLC,
Rockresorts Arrabelle, LLC,
Rockresorts Cordillera Lodge Company, LLC,
Rockresorts DR, LLC,
Rockresorts Hotel Jerome, LLC,
Rockresorts International Management Company,
Rockresorts, LLC,
Rockresorts Ski Tip, LLC,
Rockresorts Wyoming, LLC and
Vail Hotel Management Company, LLC
By: VAIL RR, INC., as Managing Member of Rockresorts International, LLC

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

VAIL RR, INC.,
as Managing Member of
[Signature Page to Indenture]

Rockresorts International, LLC

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

VR ACQUISITION, INC.,
as Managing Member of
Northstar Group Commercial Properties LLC

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

VAIL ASSOCIATES HOLDINGS, LTD.,
as Managing Member of
Soho Development, LLC

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

SSV HOLDINGS, INC.,
as Managing Member of
SSV Online LLC

[Signature Page to Indenture]

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

HEAVENLY VALLEY, LIMITED PARTNERSHIP,
as Managing Member of
HVLP Kirkwood Services, LLC
    By: VR HEAVENLY I, INC.,
as General Partner of
Heavenly Valley, Limited Partnership

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

VR CPC HOLDINGS, INC.,
as Managing Member of
VR CPC Services, LLC

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

VR US HOLDINGS, INC.,
as Managing Member of
VR WM Holdings, LLC,
VR NE Holdings, LLC and
VR US Holdings II, LLC

[Signature Page to Indenture]

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

VR NE HOLDINGS, LLC,
as Managing Member of
Triple Peaks, LLC

By: VR US Holdings, Inc.

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer
CRESTED BUTTE, LLC,
as Managing Member of
Mt. CB Real Estate, LLC
2006 Cimarron, LLC
CB Commercial Properties ’07, LLC

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer
[Signature Page to Indenture]

TRIPLE PEAKS, LLC,
as Managing Member of
Okemo Limited Liability Company and
The Sunapee Difference, LLC
    By: VR NE Holdings, LLC

        By: VR US Holdings, Inc.

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

VR HEAVENLY I, INC.,
as General Partner of
Heavenly Valley, Limited Partnership

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

VR PA Holdings, Inc.,
as Managing Member of
VRSS Holdings, LLC

By:	/s/ Nathan M. Gronberg
Name: Nathan M. Gronberg Title: Vice President, Controller and Chief Accounting Officer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By: U.S. Bank Trust Company, National Association
By:    /s/ Kathleen Connelly
Name:    Kathleen Connelly
Title:    Vice President

[Signature Page to Indenture]

EXHIBIT A
[FORM OF NOTE]
[Insert Global Note Legend, if applicable]
[Insert Private Placement Legend, if applicable]
[Insert Regulation S Legend, if applicable]
VAIL RESORTS, INC.
6.500% SENIOR NOTE DUE 2032

No. [  ]    CUSIP No. [ ]
    ISIN No. [          ]    $[ ]
VAIL RESORTS, INC., a Delaware corporation (the “Issuer”), for value received promises to pay to Cede & Co. or registered assigns the principal sum of $[     ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on May 15, 2032.

Interest Payment Dates:	May 15 and November 15
Record Dates:	May 1 and November 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.
VAIL RESORTS, INC.
By:    ______________________________________
Name:
Title:

Certificate of Authentication
This is one of the 6.500% Senior Notes due 2032 referred to in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: U.S. Bank Trust Company, National Association
By:    ______________________________________
    Authorized Signatory

Dated: [ ]

[FORM OF REVERSE OF RESTRICTED NOTE]
VAIL RESORTS, INC.
6.500% SENIOR NOTE DUE 2032
1.    Interest. VAIL RESORTS, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 6.500% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 8, 2024 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each May 15 and November 15, commencing November 15, 2024. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on May 1 or November 1 preceding the Interest Payment Date (whether or not a Business Day). Holders of Physical Notes must surrender such Physical Notes to a Paying Agent to collect principal payments. Prior to 10:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes, such payment information to be received by the Paying Agent or the Issuer at least 15 days prior to the applicable payment date. Final payment of principal at maturity with respect to a Physical Note will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.
3.    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to the Holders. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the Notes under an Indenture dated as of May 8, 2024 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.    Optional Redemption.
At any time prior to May 15, 2027, the Issuer may on any one or more occasions redeem up to (i) 40% of the original aggregate principal amount of Notes issued under the Indenture on the Issue Date and (ii) all or a portion of any Additional Notes issued after the Issue Date, upon not less than 15 nor more than 60 days’ notice to Holders of Notes, at a redemption price equal to 106.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the Redemption Date, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Issuer since the Issue Date; provided that:
(1)    at least 60% (calculated after giving effect to any issuance of Additional Notes) of the original aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 180 days of the date of the closing of such Equity Offering.
In addition, prior to May 15, 2027, the Issuer may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the applicable Make-Whole Redemption Date (subject to the rights of Holders of Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), plus the applicable Make-Whole Premium (a “Make-Whole Redemption”). The Issuer shall notify the Trustee of the Make-Whole Premium by delivering to the Trustee promptly after the calculation of such Make-Whole Premium, on or before the applicable Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for verifying or otherwise for such calculation or calculation of any redemption price or the Make-Whole Premium.
On or after May 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice to Holders of Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to but excluding the applicable Redemption Date (subject to the rights of Holders of Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Percentage
2027	103.250%
2028	101.625%
2029 and thereafter	100.000%

Notwithstanding the foregoing provisions of this paragraph 5, the payment of accrued but unpaid interest in connection with the redemption of Notes is subject to the rights of a Holder of Notes on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
6.    Notice of Redemption. Notices of redemption shall be mailed at least 15 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed by first class mail at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global Notes, sent electronically in .pdf format). The Issuer may instruct the Trustee in writing to send the notice of redemption in the name or and at the expense of the Issuer provided the Trustee receives such written instruction at least 5 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. The Issuer shall provide Trustee an officer’s certificate and Opinion of Counsel in connection with any redemption. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
7.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.
8.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Issuer shall not be required to (i) transfer or exchange any Note selected for redemption or (ii) transfer or exchange any note for a period of 15 days before a mailing of notice of redemption. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.
9.    Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.
10.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
11.    Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.
12.    Restrictive Covenants. Subject to Section 4.15 of the Indenture, the Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create Security Interests, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
13.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.
14.    Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(8) occurs with respect to the Issuer, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived; and
(2)    the rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the

Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.
15.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
16.    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer, any Guarantor, the Issuer or of any other Subsidiary of the Issuer, or any affiliate of the foregoing, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws.
17.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.
18.    Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
19.    Authentication. This Note shall not be valid until the certificate of authentication on the other side of this Note is signed by the Trustee manually or by way of digital signature.
20.    Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
21.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
    Vail Resorts, Inc.
390 Interlocken Crescent
Broomfield, Colorado 80021
E-mail: legalnotices@vailresorts.com
Attention: General Counsel

ASSIGNMENT
I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint ______________________________________

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:    _______________________    Your Signature:    __________________________________
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:    ______________________________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture check the appropriate box:
    Section 4.08                Section 4.09
If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, state the amount you elect to have purchased:
$______________________________________
($2,000 or any integral multiple of $1,000
in excess thereof; provided that the part not
purchased must be at least $2,000)
Date:______________________________________
Your Signature:    ______________________________________
(Sign exactly as your name appears on the face of this Note)
______________________________________
Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule of Exchanges of Interests in Global Note1
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

* Insert in Global Securities only.

EXHIBIT B
[FORM OF LEGEND FOR RESTRICTED SECURITIES]
Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE
B-1

EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
B-2

EXHIBIT C
[FORM OF LEGEND FOR GLOBAL NOTE]
Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

C-1

EXHIBIT D
[FORM OF LEGEND FOR REGULATION S NOTE]
Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

D-1

EXHIBIT E
FORM OF CERTIFICATE OF TRANSFER
Vail Resorts, Inc.
390 Interlocken Crescent
Broomfield, Colorado 80021
E-mail: legalnotices@vailresorts.com
Attention: General Counsel

U.S. Bank Trust Company, National Association
950 17th Street, DN-Co-5GCT
Denver, CO 80202
Attention: Global Corporate Trust
re: Vail Resorts, Inc.

Re:    6.500% Senior Notes due 2032
(CUSIP _________________)
(ISIN ___________________)
Reference is hereby made to the Indenture, dated as of May 8, 2024 (the “Indenture”), by and among Vail Resorts, Inc. (the “Issuer”), the Guarantors and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.     Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.
2.     Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.
3.     Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)     such Transfer is being effected to the Issuer or a Subsidiary thereof;
or
(c)     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)     such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904,

and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.
4.     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.
(a)     Check if Transfer is pursuant to Rule 144. (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(b)     Check if Transfer is pursuant to Regulation S. (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(c)     Check if Transfer is pursuant to Other Exemption. (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

(d)     Check if Transfer is pursuant to an Effective Registration Statement. (i)  The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
______________________________________
[Insert Name of Transferor]
By:______________________________________
Name:
Title:
Dated:________________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE]
(a)     a beneficial interest in a:
(i)     Rule 144A Global Note (CUSIP _______________) (ISIN ________________), or
(ii)     Regulation S Global Note (CUSIP _______________) (ISIN ________________), or
(b)     a Restricted Physical Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)      a beneficial interest in the:
(i)     Rule 144A Global Note (CUSIP _______________) (ISIN ________________), or
(ii)     Regulation S Global Note (CUSIP _______________) (ISIN ________________), or
(iii)     Unrestricted Global Note (CUSIP _______________) (ISIN ________________), or
(b)     a Restricted Physical Note; or
(c)     an Unrestricted Physical Note,
in accordance with the terms of the Indenture.

EXHIBIT F
FORM OF CERTIFICATE OF EXCHANGE
Vail Resorts, Inc.
390 Interlocken Crescent
Broomfield, Colorado 80021
E-mail: legalnotices@vailresorts.com
Attention: General Counsel

U.S. Bank Trust Company, National Association
950 17th Street, DN-Co-5GCT
Denver, CO 80202
Attention: Global Corporate Trust
re: Vail Resorts, Inc.

Re:    6.500% Senior Notes due 2032
(CUSIP__________________)
(ISIN ___________________)
Reference is hereby made to the Indenture, dated as of May 8, 2024 (the “Indenture”), by and among Vail Resorts, Inc. (the “Issuer”), the Guarantors and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note
(a)        Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an

Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)        Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)        Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Physical Notes for Beneficial Interests in Restricted Global Notes.
(a)        Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global Note, __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
______________________________________
[Insert Name of Owner]
By:    ______________________________________
Name:
Title:
Dated: ______________________________________

EXHIBIT H
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Vail Resorts, Inc., a Delaware corporation (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 8, 2024 (the “Indenture”), providing for the issuance of the Issuer’s 6.500% Senior Notes due 2032 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Sections 9.09 through 9.14 thereof.
3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer, any Guarantor, the Issuer or of any other Subsidiary of the Issuer, or any affiliate of the foregoing, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws.
4.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT
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WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer, the Guarantors or the Guaranteeing Subsidiary by action or otherwise, (iii) the due execution hereof by the Issuer, the Guarantors or the Guaranteeing Subsidiary or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________________
[GUARANTEEING SUBSIDIARY]

By:    _____________________________________
Name:
Title:
VAIL RESORTS, INC.

By:    _____________________________________
Name:
Title:
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[EXISTING GUARANTORS]

By:    _____________________________________
Name:
Title:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:    _____________________________________
Name:
Title:
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